November 3, 1995



Emerson Radio Corp.
Nine Entin Road
Parsippany, NJ  07054

Gentlemen:

You have requested our opinion, as your securities counsel, in connection with the registration with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of a public offering by certain selling securityholders on a registration statement on Form S-1 (the "Registration Statement") of an aggregate of 5,000,000 shares of common stock, par value $.01 per share (the "Common Stock"), of Emerson Radio Corp. (the "Company").

We have examined and relied upon originals or copies of all such corporate records of the Company, communications or certifications of public officials, certificates of officers, directors and representatives of the Company, and such other documents as we have deemed relevant and necessary as the basis of the opinions expressed herein. In making such examination, we have assumed the genuineness of all signatures, the authenticity of all documents tendered to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

Based upon the foregoing and relying upon statements of fact contained in the documents that we have examined, we are of the opinion that, when the Registration Statement becomes effective under the Act, the Common Stock offered by the selling securityholders named in, and covered by, the Registration Statement, when issued and sold as contemplated in the Registration Statement, will be legally issued, fully paid, and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any amendment thereto and to all references to this firm contained in the Registration Statement.

                                    Very truly yours,




                                   /s/ LOWENSTEIN, SANDLER, KOHL,
                                         FISHER & BOYLAN, P.A.




                                    LOWENSTEIN, SANDLER, KOHL,
                                       FISHER & BOYLAN, P.A.


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